EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The Sands Regent on Form S-3 of our report dated September 22, 2004, appearing in the Annual Report on Form 10-K of The Sands Regent for the year ended June 30, 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Reno, Nevada

December 8, 2004